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                                    SUBLEASE


         THIS SUBLEASE ("Sublease") is entered into as of the 15th day of December, 1999 between CYGNUS, INC., a Delaware corporation ("Sublandlord"), and ORTHO-McNEIL PHARMACEUTICAL, INC., a Delaware corporation ("Subtenant"), with reference to the following facts:

         A. Pursuant to that certain Ten-Year Industrial Net Lease Agreement dated September 27, 1988 ("Lease"), between Seaport Centre Venture Phase I, a California general partnership, as Landlord ("Landlord"), and Cygnus, as Tenant, as amended by the First Amendment to Ten-Year Industrial Net Lease Agreement dated May 15, 1992 ("First Amendment"), the Second Amendment to Ten-Year Industrial Net Lease Agreement dated August 8, 1992 ("Second Amendment"), and the Third Amendment to Ten-Year Industrial Net Lease Agreement dated June 9, 1998 ("Third Amendment") (collectively, the "Master Lease"), a copy of which is attached hereto as Exhibit A and made a part hereof, Sublandlord leased from Landlord and Landlord leased to Sublandlord approximately 32,038 rentable square feet of space consisting of two (2) buildings located at 701 Galveston Street and 501 Chesapeake Drive, Redwood City, California ("Master Lease Premises").

         B. Subtenant desires to sublet from Sublandlord the portion of the Master Lease Premises commonly known as 701 Galveston Street, Redwood City, California, consisting of approximately 20,880 rentable square feet, as more particularly set forth in EXHIBIT B attached hereto and made a part hereof ("Subleased Premises"), and Sublandlord does hereby sublet the same to Subtenant upon the terms, covenants and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

         1. SUBLEASE. Sublandlord does hereby sublease and demise to Subtenant, and Subtenant does hereby hire and take from Sublandlord, all of the Subleased Premises subject to: (i) the covenants, agreements, terms, provisions and conditions of this Sublease for the term hereinafter stated; and (ii) the covenants, agreements, terms, provisions and conditions of the Master Lease. Subtenant hereby acknowledges receipt of the copy of the Master Lease attached hereto as EXHIBIT A. Sublandlord represents to Subtenant that the copy of the Master Lease attached hereto is true and correct and that there are no amendments or modifications to such document other than as so attached. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

         2. TERM. The term of this Sublease ("Term") shall commence on December 15, 1999 (the "Commencement Date") and shall end December 10, 2003, or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease, the Master Lease, or pursuant to law.


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         3. USE. Subtenant shall use the Subleased Premises in strict conformance with allowable uses under the Master Lease and for no other purpose without the prior written consent of Sublandlord and Landlord. Subtenant hereby represents and warrants that it shall not use any Hazardous Materials (as defined in Paragraph 9 of the Master Lease and Rider No. 1) within the Subleased Premises, except for those materials that Sublandlord is permitted to use under the Master Lease, and that Subtenant shall strictly comply with all the terms and conditions of Paragraph 9 and Rider No. 1 of the Master Lease as incorporated herein pursuant to Paragraph 5 below.

         4. RENT.

         A. Subtenant shall pay Sublandlord as monthly base rent for the Subleased Premises on the first (1st) day of each calendar month during the Term of this Sublease according to the following schedule:

                   Months                               Amount
                   ------                               ------
             12/15/99-01/10/00                       $41,281.78
             1/11/00-12/10/00                        $47,397.60
             12/11/00-12/10/01                       $48,650.40
             12/11/01-12/10/02                       $50,112.00
             12/10/02-12/10/03                       $51,782.40



The base rent for the December 1999 period shall be due and payable on the mutual execution of this Sublease. All rent shall be payable, in advance, without any offset, deduction, or abatement, except as otherwise set forth in this Sublease. The base rent shall be a triple net rent, and Subtenant shall also be fully responsible for Additional Rent assessed against the Subleased Premises pursuant to Paragraph 4.B. below.

         B. Subtenant shall also pay to Sublandlord all Additional Rent for the Subleased Premises for each calendar month of the Term. If Landlord bills subtenant for any Additional Rent, Subtenant shall pay the same to Landlord in accordance with the Master Lease. If Sublandlord bills subtenant for any Additional Rent, Subtenant shall pay the same to Sublandlord within ten (10) days thereafter. If Subtenant fails to reimburse Sublandlord for Additional Rent within such ten (10) day period, Subtenant shall also pay interest on such amount at ten percent (10%) per annum from the date due until paid. As used in this Sublease, the term "Additional Rent" shall mean all payments that Subtenant is required to pay under this Sublease other than monthly base rent, together with all payments that Sublandlord is required to pay to Landlord with respect to the Subleased Premises during the Term pursuant to the Master Lease other than monthly base rent. Subtenant shall, at its own expense, contract for and pay directly for its telephone service for the Subleased Premises and all utilities as set forth in Paragraph 8 of the Master Lease, Paragraph 6(c) of the Second Amendment and Paragraph 7 of the Third Amendment. For purposes herein, "Rent" shall include all monthly base rent, Additional Rent and all utility expenses.


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         5. INCORPORATION OF MASTER LEASE. Except to the extent that they are inapplicable to, or modified by, or excluded by, the terms of this Sublease, all of the covenants, agreements, terms, provisions and conditions of the Master Lease are hereby incorporated into and made a part of this Sublease. Except to the extent that they are inapplicable to, or modified by, the terms of this Sublease, the rights and obligations contained in the Master Lease are hereby imposed upon the respective parties hereto, Sublandlord being substituted for "Landlord" named in the Master Lease, Subtenant being substituted for the "Tenant" named in the Master Lease, and "Subleased Premises" being substituted for the "Premises" named in the Master Lease, except for Paragraphs 1, 2, 3, 4, 5 and 6, Paragraph 26(g), the last sentence of the first paragraph of Paragraph 28, Paragraph 30, Paragraph 34(b), Paragraph 35, Paragraph 38, Paragraph 39, Paragraph 41, Exhibits A, A-1, B, and C of the Lease; the First Amendment in its entirety; the Second Amendment in its entirety; and all references to "Building 3 and 5" in the Third Amendment, and Section 2, Section 4(b)(iii), 4(b)(iv),
Section 4(c), Section 5, Section 6(ii), Section 8, Section 9, Section 10,
Section 13, Section 14, Section 15 and Section 16 of the Third Amendment, which are hereby deleted from this Sublease. Except as so excluded, inapplicable or modified, all acts and obligations to be performed and all of the terms and conditions to be observed by Sublandlord as Tenant under the Master Lease with respect to the Master Lease Premises shall be performed and observed by Subtenant with respect to the Subleased Premises.

         6. SUBORDINATION RIGHTS TO THE MASTER LEASE. This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Master Lease. If any conflict between the Master Lease and the Sublease occurs, the Master Lease will control, except as inapplicable to, or modified by, the terms of this Sublease or excluded from the incorporation provisions of Paragraph 5 hereof. Subtenant acknowledges and agrees that any termination of the underlying Master Lease shall extinguish the Sublease at Landlord's discretion, without liability to Sublandlord; provided, however, that such termination is not due to the default of Sublandlord under the Master Lease or to the voluntary surrender by Sublandlord of its rights under the Master Lease. Subtenant shall have no right to assign the Sublease or further sublet the Subleased Premises without the prior written consent of Sublandlord and the Landlord and in strict conformance with the terms of Paragraph 15 of the Master Lease.

         7. MODIFICATIONS TO INCORPORATED TERMS OF MASTER LEASE. Subtenant agrees that, notwithstanding anything to the contrary in this Sublease and the Master Lease, Sublandlord shall not be required to provide any of the services, make any of the repairs (including, without limitation, maintenance and repairs required pursuant to Paragraph 12(b), Paragraph 24 and Paragraph 25 of the Master Lease), improvements or restorations, or perform any of the other obligations that the Landlord has agreed to provide or make or cause to be provided or made under the provisions of the Master Lease, respectively, including, without limitation, repairs, utilities, insurance and indemnification obligations, and Subtenant shall rely upon and look solely to the Landlord for the provision or making thereof. Notwithstanding the foregoing, Sublandlord agrees: (i) to maintain the insurance with respect to Paragraph 20 of the Master Lease as applicable to the Master Lease Premises and Sublandlord's personal property; and (ii) that the provisions of Paragraph 19 of the Master Lease shall apply as between Sublandlord and Subtenant. Sublandlord, upon request of Subtenant, agrees to use reasonable efforts to cause


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Landlord to observe and/or perform any such obligations; provided, however, without limiting the generality of the foregoing, the obligation of Sublandlord to use "reasonable efforts" shall not be construed as requiring Sublandlord to pay any money or incur any cost or liability beyond that which it has under the Master Lease or to institute or prosecute any legal action or proceeding. If Landlord shall still default in the performance of any such obligations or any representations under the terms of the Master Lease, Sublandlord's obligations in respect thereto shall be to use its diligent efforts to assist Subtenant hereunder in any claims or proceedings against Landlord as long as Subtenant agrees to reimburse Sublandlord for all costs associated with such actions or proceeding under the Master Lease.

         8. CONDITION OF SUBLEASED PREMISES.

         A. Sublandlord shall deliver the Subleased Premises to Subtenant in its current "as-is" condition, and Subtenant shall rely solely on Subtenant's own inspection of the Subleased Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities, the condition of improvements and the existence of hazardous materials, and not on any representations or warranties of Sublandlord or its agents, employees or contractors, whether express or implied except as set forth in the next sentence. Notwithstanding the foregoing, Sublandlord shall, at its own cost, deliver the Subleased Premises in broom clean condition, with all furniture in place.

         B. Subtenant shall not make or suffer to be made any alterations, additions or improvements (collectively, "Alterations") in, on or to the Subleased Premises without the prior written consent of Sublandlord and Landlord, which shall not be unreasonably withheld. All Alterations shall be performed in strict compliance with Paragraph 11 of the Master Lease. In the event Sublandlord consents to the making of any such Alterations by Subtenant, the same shall be made by Subtenant at Subtenant's sole cost and expense, and any contractor or person selected by Subtenant to make the same shall first be approved in writing by Sublandlord and Landlord. Upon the expiration or sooner termination of this Sublease, Subtenant shall, upon demand by Sublandlord and Landlord, at Subtenant's sole cost and expense, forthwith and with all due diligence, remove any Alterations made or paid for by Subtenant, and repair and restore the Subleased Premises to their original condition, ordinary wear and tear excepted. In addition, Subtenant hereby assumes all of Sublandlord's restoration obligations to Landlord pursuant to Paragraph 28 of the Lease (as modified by Section 10 of the Third Amendment). Finally, Sublandlord will cooperate with Subtenant to acquire Landlord's consent to any Alterations, but Subtenant acknowledges that Sublandlord makes no representation as to Landlord's willingness to approve such Alterations and shall have no liability for Landlord's failure to provide such approval.

         C. Subtenant shall, at its sole cost, make all modifications, alterations and improvements to the Subleased Premises and Building that are required by any applicable city, state or federal rule, law, regulation or order because of: (i) Subtenant's particular use of the Subleased Premises or Building; (ii) Subtenant's application for any permit or governmental approval; or (iii) Subtenant's making of any Alterations to or within the Subleased Premises. All other improvements or capital expenditures relating to modifications, alterations or


                                     - 4 -
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improvements to the Subleased Premises or Building shall be governed by the terms and conditions of Paragraph 11 of the Master Lease.

         D. Sublandlord is in compliance with all laws, ordinances, rules, and regulations affecting the Subleased Premises, including any alterations or modifications performed thereon by Sublandlord.

         9. INSURANCE. Subtenant, at its sole cost and expense, shall obtain and keep in full force and effect during the entire term of this Sublease such insurance, and in such amounts, as are required under Paragraph 20 of the Master Lease. Sublandlord and Landlord shall be named as additional insured parties under any such policy of insurance. Subtenant and Sublandlord shall each obtain from their respective insurers hereof a waiver of all rights of subrogation as set forth in Paragraph 19 of the Master Lease and the other waivers contained in Paragraph 19 shall apply as between the Subtenant and Sublandlord.


        10. TIME LIMITS. The time limits provided in the Master Lease for the giving of notices, making demands, performance of any act, condition, or covenant, or the exercise of any right or remedy, are changed solely for the purpose of incorporation of the terms of this Sublease by lengthening or shortening the same in each instance by three (3) days (or two (2) days for any three (3) day period), as appropriate; so that notices may be given, demands made, or any act, condition, or covenant performed, or any right or remedy exercised, by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Master Lease.

        11. NOTICES. All notices and other communications that are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address as such party shall have last designated by notice to the other party in the manner herein provided. Notices and communications to Sublandlord shall be sent to:

                  Cygnus, Inc.
                  400 Penobscot Drive
                  Redwood City, CA  94063
                  Attn:    General Counsel

Notices and communications to Subtenant shall be sent to the Subleased Premises. Notices and other communications shall be deemed given on the date so mailed.

        12. AMENDMENTS. Sublandlord and Subtenant shall not amend in any respect this Sublease unless such is in writing and signed by both parties.


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        13. CONSENT. This Sublease shall be subject to the consent by Landlord to the terms and conditions of this Sublease, which shall not become effective unless and until such consent is executed and delivered by such parties.


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        14. INDEMNIFICATION


         A. Subtenant shall indemnify, defend, protect and hold harmless Sublandlord and Sublandlord's officers, directors, agents and employees (collectively, "Sublandlord's Parties") from and against all liability, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising from either: (i) the negligence, willful misconduct, or breach of this Sublease by Subtenant or Subtenant's officers, directors, agents or employees (collectively "Subtenant's Parties"), (ii) the use of the Subleased Premises by Subtenant or Subtenant's Parties and any related claims for Subtenant's use of the Subleased Premises solely for a professional office and administrative uses;
(iii) the construction of the Alterations or any claims for work or labor performed, or for materials or supplies furnished to or at the request of Subtenant in relation thereto; or (iv) the use, release or disposal of Hazardous Materials by Subtenant or Subtenant's Parties provided, however, that the indemnification provided in this Paragraph 15.A. shall not apply to the extent that any liability, cost, damage or expense arises from the negligence, willful misconduct, or breach of this Sublease by Sublandlord or Sublandlord's Parties.

         B. Sublandlord shall indemnify, defend, protect and hold harmless Subtenant and Subtenant's Parties from and against all liability, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising from either (i) the negligence, willful misconduct, or breach of this Sublease by Sublandlord or Sublandlord's Parties; (ii) the use of the Master Lease Premises by Sublandlord or Sublandlord's Parties; (iii) the use, release or disposal of Hazardous Materials by Sublandlord or Sublandlord's Parties in the Building; provided, however, that the indemnification provided in this Paragraph 15.B. shall not apply to the extent that any liability, cost, damage or expense arises from the negligence, willful misconduct, or breach of this Sublease by Subtenant or Subtenant's Parties, or (iv) any environmental condition that existed prior to the Commencement Date of this Sublease due to the storage, production, for distribution of environmentally hazardous materials at the Subleased Premises.

         C. The terms of this Paragraph 15 shall survive the expiration or termination of this Sublease and shall be an addition to, and not a replacement of, the terms of Paragraph 17 of the Master Lease and Paragraph 1.7 of Rider No. 1.

        15. MISCELLANEOUS


         A. Subtenant shall be entitled to use, on a nonexclusive basis and free of charge, all of the parking stalls available for use by Sublandlord for the Subleased Premises at the ratio set forth in the Master Lease.

         B. Subtenant shall be responsible and shall pay to Sublandlord upon demand, any late charges owed arising out of Subtenant's late payment of Rent hereunder.

         C. This Sublease may be executed in counterparts each of which when executed shall constitute but one original, and all of which together shall constitute a single agreement.


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         D. Subtenant shall have the right, at its sole cost and expense, to install: (i) door signage at the entrance to the Premises. All signage shall be subject to the terms of the Master Lease and the consent of Sublandlord, Landlord, and the City of Redwood City.

         E. Should Sublandlord or Subtenant engage the services of a Broker in connection with this Sublease, each party shall be responsible for its own Broker's commission.

         F. Should Subtenant or any of its successors in interest, holdover the Subleased Premises, or any part thereof, after the expiration of the Term of this Sublease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only at a monthly rent equal to twice the monthly base rent owed during the final year of the Term of this Sublease as the same may be extended from time to time. This inclusion of the preceding sentence shall not be construed as Sublandlord's permission for Subtenant to holdover.

         G. Sublandlord represents to Subtenant that the Master Lease is in full force and effect and that, to the best of Sublandlord's knowledge, without duty of inquiry, no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublandlord, and to the best of Sublandlord's knowledge, without duty of inquiry, the Landlord thereunder. Sublandlord agrees to maintain the Master Lease in full force and effect except to the extent its failure to maintain the Master Lease is due to the failure of Subtenant to comply with its obligations under this Sublease provided Subtenant receives prior written notice from Sublandlord as required by the Master Lease (as modified by Paragraph 11 above). During the Term, Sublandlord shall not enter into any amendment of the Master Lease that during the initial term, would materially diminish Subtenant's rights or materially increase Subtenant's obligations hereunder.

                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of this date first above written.

SUBLANDLORD:                                     SUBTENANT:

CYGNUS, INC., a Delaware corporation             ORTHO-McNEIL    PHARMACEUTICAL,
                                                 INC., a Delaware corporation

By: /s/ John C Hodgman                           By: Robert P. O'Neil
   ---------------------------------                ----------------------------
   Its: Chairman, President & CEO                    Its:
       -----------------------------                     -----------------------


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